Exhibit 99.1

VSE CORPORATION DECLARES QUARTERLY DIVIDEND

ALEXANDRIA, Va., May 7, 2020 - VSE Corporation (Nasdaq: VSEC), a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets, today announced that the Company's Board of Directors has declared a regular quarterly dividend of $0.09 per share of VSE common stock. The dividend is payable on July 29, 2020 to stockholders of record at the close of business on July 15, 2020.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for vehicle fleet, marine, and aviation transportation assets for global commercial, federal and military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

SAFE HARBOR
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. Many factors could cause actual results and performance to differ materially from any future results or performance, including, but not limited to, the (i) uncertainty surrounding the ongoing COVID-19 outbreak and its impact on our ongoing operations and financial condition and (ii) other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS
Noel Ryan
(720) 778-2415
investors@vsecorp.com